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                                                                      EXHIBIT 24


December 5, 2003

Mr. S. Kinnie Smith, Jr.
Mr. Thomas J. Webb
Mr. Michael D. VanHemert
CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $250 million of Cumulative Convertible Preferred Stock and the issue (upon conversion of such Cumulative Convertible Preferred Stock) of Common Stock of the Corporation.

Very truly yours,


/s/ K.  Whipple                      /s/ S. Kinnie Smith, Jr.
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Kenneth Whipple                      S. Kinnie Smith, Jr.



/s/ James J. Duderstadt              /s/ K. R. Flaherty
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James J. Duderstadt                  Kathleen R. Flaherty



/s/ Earl D. Holton                   /s/ David W. Joos
------------------------------       -----------------------------------
Earl D. Holton                       David W. Joos



/s/ M. T. Monahan                    /s/ Joseph F. Paquette Jr.
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Michael T. Monahan                   Joseph F. Paquette, Jr.



/s/ W. U. Parfet                     /s/ Percy A. Pierre
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William U. Parfet                    Percy A. Pierre


/s/ K L. Way                         /s/ John B. Yasinsky
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Kenneth L. Way                       John B. Yasinsky